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                                                                    EXHIBIT 23.5


                   CONSENT OF PROFESSIONAL BANK SERVICES, INC.


         In connection with the proposed Merger of Peoples Bancorp of Winchester, Inc., Winchester, Kentucky, and Area Bancshares Corporation, Owensboro, Kentucky, the undersigned, acting as an independent financial analyst to the common shareholders of Peoples Bancorp of Winchester, Inc. hereby consents to the reference to our firm in the Proxy Statement/Prospectus and to the inclusion of our fairness opinion as an Appendix to the Proxy
Statement/Prospectus.



October 13, 1998

                                           /s/ PROFESSIONAL BANK SERVICES, INC.